PIONEER RAILCORP

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 20, 2000




ELECTION OF DIRECTORS:

Guy L. Brenkman, J. Michael Carr, Orvel L. Cox, John S. Fulton, Timothy F. Shea

         FOR all nominees listed above
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         FOR all nominees listed above, except
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         WITHHOLD authority to vote for all nominees listed above
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PROPOSAL 1 - Ratification of Appointment of Independent Public Accountants

         FOR the appointment of McGladrey & Pullen, LLP as the Company's 2000 independent public accountants
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         AGAINST the appointment of McGladrey & Pullen, LLP as the Company's 2000 independent public accountants
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THE UNDERSIGNED APPOINTS GUY L. BRENKMAN AS PROXY, TO VOTE THEIR SHARES AS DIRECTED ABOVE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT THEREOF. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS AND FOR BOTH PROPOSALS SUBMITTED BY THE COMPANY AS OUTLINED IN THE PROXY STATEMENT.

Dated:                                  , 2000
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Signature

Signature if Held Jointly